American International Group, Inc., and Subsidiaries

Subsidiaries of Registrant                                                                                                            Exhibit 21

		Percentage
		of Voting
		Securities
	Jurisdiction of	held by
	Incorporation or	Immediate
As of December 31, 2018	Organization	Parent	(1)
American International Group, Inc.	Delaware		(2)
AIG Capital Corporation	Delaware	100
AIG Global Asset Management Holdings Corp.	Delaware	100
AIG Asset Management (Europe) Limited	England and Wales	100
AIG Asset Management (U.S.), LLC	Delaware	100
AIG Global Real Estate Investment Corp.	Delaware	100
AIGGRE Europe Real Estate Fund I GP S.a r.l.	Luxembourg	100
AIGGRE U.S. Real Estate Fund I GP, LLC	Delaware	100
AIGGRE U.S. Real Estate Fund I, LP	Delaware	100
AIGGRE U.S. Real Estate Fund II GP, LLC	Delaware	100
Mt. Mansfield Company, Inc.	Vermont	100
AIG Employee Services, Inc.	Delaware	100
AIG Federal Savings Bank	The United States	100
AIG Financial Products Corp.	Delaware	100
AIG Matched Funding Corp.	Delaware	100
AIG-FP Pinestead Holdings Corp.	Delaware	100
AIG Life Insurance Company (Switzerland) Ltd	Switzerland	100
AIG Markets, Inc.	Delaware	100
AIG Property Casualty Inc.	Delaware	100
AIG Claims, Inc.	Delaware	100
AIG PC Global Services, Inc.	Delaware	100
AIG Property Casualty International, LLC	Delaware	100
AIG Egypt Insurance Company S.A.E.	Egypt	95.08
AIG Insurance Management Services, Inc.	Vermont	100
Grand Isle SAC Limited	Bermuda	100
AIG International Holdings GmbH	Switzerland	100
AIG APAC HOLDINGS PTE. LTD.	Singapore	100
AIG Asia Pacific Insurance Pte. Ltd.	Singapore	100
AIG Australia Limited	Australia	100
AIG Insurance Hong Kong Limited	Hong Kong	100
AIG Insurance New Zealand Limited	New Zealand	100
AIG Korea Inc.	Korea, Republic of	100
AIG Malaysia Insurance Berhad	Malaysia	100
AIG Philippines Insurance, Inc.	Philippines	100
AIG Re-Takaful (L) Berhad	Malaysia	100
AIG Vietnam Insurance Company Limited	Vietnam	100
PT AIG Insurance Indonesia	Indonesia	74.45	(3)
Thai CIT Holding Company Limited	Thailand	49
AIG Insurance (Thailand) Public Company Limited	Thailand	51	(4)
AIG Canada Holdings Inc.	Canada	100
AIG Insurance Company of Canada	Canada	100
AIG Europe Holdings S.a.rl.	Luxembourg	100
AIG Advisors S.r.l.	Italy	100
AIG Europe S.A.	Luxembourg	100
AIG Global Reinsurance Operations	Belgium	100
Avondhu Limited	Jersey	100
AIG Holdings Europe Limited	England and Wales	100
AIG Israel Insurance Company Ltd	Israel	100
AIG Life Limited	England	100
Group Risk Services Limited	England	100
Group Risk Technologies Limited	England	100
American International Group UK Limited	England	100
AIG Europe (Services) Limited	England	100
Laya Healthcare Limited	Ireland	100
AIG Investments UK Limited	England and Wales	100
AIG Japan Holdings Kabushiki Kaisha	Japan	100
AIG General Insurance Co., Ltd.	Japan	100
American Home Assurance Co., Ltd.	Japan	100
AIG Latin America Investments, S.L.	Spain	100
AIG Brazil Holding I, LLC	Delaware	100
AIG Seguros Brasil S.A.	Brazil	90.56	(5)
AIG Resseguros Brasil S.A.	Brazil	100
AIG Insurance Company-Puerto Rico	Puerto Rico	100
AIG Latin America I.I.	Puerto Rico	100
AIG Seguros Mexico, S.A. de C.V.	Mexico	100
American International Overseas Limited	Bermuda	100
Chartis Takaful Enaya B.S.C. (c)	Bahrain	100
American International Underwriters del Ecuador-Holding S.A.	Ecuador	100
AIG-Metropolitana Cia. de Seguros y Reaseguros S.A.	Ecuador	32.06	(6)
AIG MEA Holdings Limited	United Arab Emirates	100
AIG CIS Investments, LLC	Russian Federation	99.99
AIG Insurance Company, JSC	Russian Federation	100
AIG Insurance Limited	Sri Lanka	100
AIG Lebanon SAL	Lebanon	100
AIG MEA Limited	United Arab Emirates	100
AIG Kenya Insurance Company Limited	Kenya	66.67
AIG Uganda Limited	Uganda	100
Private Joint-Stock Company AIG Ukraine Insurance Company	Ukraine	100
Johannesburg Insurance Holdings (Proprietary) Limited	South Africa	100
AIG Life South Africa Limited	South Africa	100
AIG South Africa Limited	South Africa	100
AIG Travel, Inc.	Delaware	100
AIG Travel Assist, Inc.	Delaware	100
AIG Travel Asia Pacific Pte. Ltd.	Singapore	100
AIG Travel Assist Malaysia Sdn. Bhd.	Malaysia	100
AIG Travel EMEA Limited	England and Wales	100
Travel Guard Group Canada, Inc./Groupe Garde Voyage du Canada, Inc.	Canada	100
Travel Guard Group, Inc.	Wisconsin	100
American International Reinsurance Company, Ltd.	Bermuda	100
Validus Holdings, Ltd.	Bermuda	100
Talbot Holdings Ltd.	Bermuda	100
Talbot Underwriting Holdings Ltd.	England and Wales	100
Talbot Underwriting Ltd.	England and Wales	100
Validus Reinsurance, Ltd.	Bermuda	100
Validus Holdings (UK) Ltd.	England and Wales	100
Validus Reinsurance (Switzerland) Ltd	Switzerland	100
Validus Ventures Ltd.	Bermuda	100
AlphaCat Managers Ltd.	Bermuda	100
AIG Property Casualty U.S., Inc.	Delaware	100
AIG Aerospace Insurance Services, Inc.	Georgia	100
AIG Assurance Company	Illinois	100
AIG Property Casualty Company	Pennsylvania	100
AIG Specialty Insurance Company	Illinois	100
AIG WarrantyGuard, Inc.	Delaware	100
AIU Insurance Company	New York	100
American Home Assurance Company	New York	100
AIGGRE EOLA LLC	Delaware	100
Jefferson Eola Venture LLC	Delaware	50
American Home Assurance Company Escritorio de Representacao no Brasil Ltda.	Brazil	100
AIG Insurance Company China Limited	China	100
Commerce and Industry Insurance Company	New York	100
Eaglestone Reinsurance Company	Pennsylvania	100
Arthur J. Glatfelter Agency, Inc.	Pennsylvania	100
Volunteer Firemen's Insurance Services, Inc.	Pennsylvania	100
Granite State Insurance Company	Illinois	100
Illinois National Insurance Co.	Illinois	100
Lexington Insurance Company	Delaware	100
Pine Street Real Estate Holdings Corp.	New Hampshire	100
National Union Fire Insurance Company of Pittsburgh, Pa.	Pennsylvania	100
American International Overseas Association	Bermuda	78	(7)
American International Realty Corp.	Delaware	100
National Union Fire Insurance Company of Vermont	Vermont	100
New Hampshire Insurance Company	Illinois	100
Risk Specialists Companies Insurance Agency, Inc.	Massachusetts	100
Service Net Warranty, LLC	Delaware	100
The Insurance Company of the State of Pennsylvania	Illinois	100
Western World Insurance Group, Inc.	Delaware	100
Crop Risk Services, Inc.	Illinois	100
Western World Insurance Company	New Hampshire	100
Stratford Insurance Company	New Hampshire	100
Tudor Insurance Company	New Hampshire	100
AIG Technologies, Inc.	New Hampshire	100
AIG Shared Services Corporation	New York	100
AM Holdings LLC	Delaware	100
American Security Life Insurance Company Limited	Liechtenstein	100
Blackboard U.S. Holdings, Inc.	Delaware	100
Blackboard Customer Care Insurance Services, LLC	Delaware	100
Blackboard Services, LLC	Delaware	100
Blackboard Specialty Insurance Company	Delaware	100
Blackboard Insurance Company	Delaware	100
Fortitude Group Holdings, LLC	Delaware	80.10
Fortitude Life & Annuity Solutions, Inc.	Delaware	100
Fortitude Reinsurance Company Ltd.	Bermuda	100
MG Reinsurance Limited	Vermont	100
SAFG Retirement Services, Inc.	Delaware	100
AIG Life Holdings, Inc.	Texas	100
AGC Life Insurance Company	Missouri	100
AIG Life of Bermuda, Ltd.	Bermuda	100
American General Life Insurance Company	Texas	100
SA Affordable Housing, LLC	Delaware	100
SunAmerica Affordable Housing Partners, Inc.	California	100
SunAmerica Asset Management, LLC	Delaware	100
AIG Capital Services, Inc.	Delaware	100
The United States Life Insurance Company in the City of New York	New York	100
The Variable Annuity Life Insurance Company	Texas	100
VALIC Financial Advisors, Inc.	Texas	100
Valic Retirement Services Company	Texas	100

(1)	Percentages include directors' qualifying shares.
(2)	Substantially all subsidiaries listed are consolidated in the accompanying financial statements. Certain subsidiaries have been omitted from the tabulation. The omitted subsidiaries, when considered in the aggregate, do not constitute a significant subsidiary.
(3)	Also owned 25.55 percent by PT Tiara Citra Cemerlang.
(4)	Also owned 48.99 percent by AIG Asia Pacific Insurance Pte. Ltd.
(5)	Also owned 9.44 percent by AIG Brazil Holding II, LLC.
(6)	Also owned 19.72 percent by AIG Latin America Investments, S.L.
(7)	Also owned 12 percent by New Hampshire Insurance Company and 10 percent by American Home Assurance Company.